Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-104464) on Form S-8 of Servotronics, Inc. and Subsidiaries of our report dated March 27, 2007 relating to our audits of the consolidated financial statements which appear in the Annual Report on Form 10-KSB of Servotronics, Inc. and Subsidiaries for the year ended December 31, 2006.



/s/ Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
March 27, 2007